UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 9(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                October 30, 2002
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                Date of Report (Date of earliest event reported)



                            PREMIER CLASSIC ART, INC
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               (Exact name of registrant as specified in charter)


   Delaware                       001-15591                       22-3680581
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(State or other                 (Commission                    (IRS Employer
jurisdiction of                  File Number)                   Identification
incorporation)                                                  Number)


  1158 Staffler Road, Bridgewater, New Jersey                        08807
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: ( 908 ) 526 - 7388
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         On October 30, 2002 Premier Classic Art, Inc. settled the litigation filed October 22, 2002 by a group of secured creditors which included a director of the Company, for non-payment of past due notes and interest.

         The Premier resolved the litigation by releasing the stock of its subsidiary, Cool Classic Incorporated to the secured creditors. The stock of Cool Classic Incorporated represented a portion of the collateral securing the notes. The note holders were due $1,142,287.00 plus accrued interest and Cool Classic Incorporated had additional liabilities of approximately $786,000. The settlement will result in Premier reporting a gain of approximately $1,928,000.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITIS.

          (c)   Exhibits
1.1 Settlement Agreement, dated October 30, 2002, by the Company and the parties.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 31, 2002

                                            By:  /s/ Charles F. Trapp
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                                                 Charles F. Trapp, President